Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media:	Investors:	Media:
Blaine Davis	Jonathan Neely	Brian O’Donnell
(484) 216-7158	(484) 216-6645	(484) 216-6726
+353-1-669-6645

Endo to Acquire Specialty Pharmaceuticals Company Somar

DUBLIN, April. 29, 2014 – Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced it has entered into a definitive agreement under which Endo will acquire Grupo Farmaceutico Somar (“Somar”), a leading privately-owned specialty pharmaceuticals company based in Mexico City, Mexico, for cash consideration. Endo expects the transaction to be immediately accretive to adjusted earnings per share.

“The acquisition of Somar is well-aligned with our goal of pursuing accretive acquisitions that enhance Endo’s strategic positioning and diversifying our pharmaceutical business beyond the U.S. by accessing attractive emerging markets” said Rajiv De Silva, president and CEO of Endo. “The transaction provides Endo with a strong growth platform in Mexico that we believe can be further leveraged more broadly in Latin America, a proven sales team, and scalable manufacturing facilities. This acquisition allows us to fully benefit from the starting point that Paladin Labs established in Mexico. We look forward to leveraging Endo’s global resources to take full advantage of Somar’s robust pipeline, which currently includes over 60 products expected to launch over the next 3 years.”

José Miguel Ramos R., chief executive officer of Somar, stated, “We are excited about the combination with Endo, joining a best-in-class global organization with access to valuable resources that will help us realize the full potential of our opportunities across branded, generic, and OTC pharmaceuticals in Mexico and Latin America more broadly. Our team is dedicated to developing and marketing new and effective treatments that improve patients’ lives. I am confident that Endo’s commitment to building sustainable businesses will be invaluable as we continue forward with our mission.”

Somar is a leading pharmaceutical company focused on the development, manufacturing, marketing and commercialization of high-quality products across all key market segments in Mexico. Its portfolio targets Mexico’s non-patented pharmaceutical market through 3 primary segments: Generics (private label and traditional generics, as well as products for government tender), Branded generics (dermatology and infectious disease platforms), and OTC (women’s health and child care products). The Company generated approximately $100 million of revenue in 2013 and has approximately 1,200 employees.

The transaction is subject to customary conditions, including the receipt of applicable antitrust/competition approvals. It is expected to close in the third quarter of 2014.

Skadden, Arps, Slate, Meagher & Flom LLP and Creel, García-Cuéllar, Aiza y Enriquez, S.C. acted as advisors to Endo. Deutsche Bank Securities Inc.and Galicia Abogados, S.C.acted as advisors to Somar.

About Endo International plc

Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and US headquarters in Malvern, PA. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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